Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of April 30, 2025 between FLEXSHOPPER 2, LLC (the “Company”), Powerscourt Investments 50, LP, as administrative agent (in such capacity, the “Administrative Agent”) and as the lender (the “Lender”).

BACKGROUND

WHEREAS, the Company, the Administrative Agent, Computershare Trust Company, National Association, as paying agent (the “Paying Agent”) and various lenders from time to time party thereto are party to a certain Credit Agreement, dated March 27, 2024 and as amended by that certain Amendment No .1 to Credit Agreement, dated as of April 9, 2025, between the Company and the Administrative Agent (as amended, supplemented and otherwise modified as of the date hereof, the “Credit Agreement”);

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement pursuant to Section 9.4(a), Section 9.4(b)(i) and Section 9.4(c)(i) thereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1.	Defined Terms. Capitalized definitional terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2.	Amendment to the Credit Agreement. Effective as of the date first written above, upon the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)	Part (d) definition of “Excess Concentration Amount” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

the amount by which (x) the sum of the products of the Applicable Advance Rate multiplied by the Amortized Order Value at such day for Eligible Leases and Eligible Retail Loans that have a term to acquire ownership or term, as applicable, that exceeds twelve (12) months exceeds (y) 60.0% of the aggregate Borrowing Base; and

(b)	The definition of “Scheduled Commitment Termination Date” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Scheduled Commitment Termination Date” means April 29, 2028 or such later date to be determined by the Administrative Agent and Company.

(c)	Appendix A of the Credit Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

(d)	Part k) of Appendix C of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(1) such Lease requires weekly payments that fully amortize the amount owing thereunder over the original term and provided for the Obligor to acquire ownership of the related merchandise following such term; provided, that the original term of such Lease shall not exceed 18 months and (2) such Retail Loan requires weekly or bi-weekly payments that fully amortize the initial principal balance owing thereunder over the original term;

(e)	Part (a) of Schedule 1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following

(a)          (1) as of each Determination Date, the Equity Book Value of Parent and its Subsidiaries shall not be less than the sum of (x) $25,000,000 and (y) the sum of 50% of any positive Net Income for Fiscal Year 2025 and each subsequent Fiscal Year.

(2) as of each Determination Date, the Equity Book Value of Parent and its Subsidiaries less intangible assets, less deferred tax assets shall not be less than the sum of (x) $8,000,000 and (y) the sum of 50% of any positive Net Income for Fiscal Year 2025 and each subsequent Fiscal Year. For purposes of calculating (a) (2), any impact relating to the exercise of the Preferred Stock Purchase Option Agreement, dated October 25, 2024, between Parent and B2 FIE V LLC, shall be excluded.

(f)	Schedule 1-A of the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 1-A attached hereto.

3.	Effectiveness. This Amendment shall become effective as of the date first written above upon delivery to the Administrative Agent of counterparts of this Amendment duly executed by each of the parties hereto.

(a)	Each of the parties hereto acknowledges and agrees that this Amendment does not reduce the rights, decrease the fees or other amounts payable to the Paying Agent or increase the duties or obligations of the Paying Agent under the Agreement.

4.	Binding Effect; Ratification.

(a)	The Credit Agreement, as amended hereby, remains in full force and effect. Any reference to the Credit Agreement from and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, unless otherwise expressly stated.

(b)	Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect and each is hereby ratified and confirmed by the parties hereto.

(c)	The Company represents and warrants to the Lender that (a) each and every of its representations and warranties contained in Section 4 of the Credit Agreement, as amended hereby, are true and correct as of the date hereof and (b) no Event of Default or Default has occurred and is continuing and, immediately after the execution and delivery of this Amendment, no Event of Default or Default shall have occurred or be continuing.

(d)	Notwithstanding anything to the contrary herein or in the Credit Document, by signing this Amendment, neither the Lender nor the Administrative Agent is waiving or consenting, nor has either of them agreed to waive or consent to in the future, the breach of (or any rights and remedies related to the breach of) any provisions of any of the Credit Documents.

(e)	The Company agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

5.	Requisite Lenders. The Lender hereby represents and warrants that it constitutes the “Requisite Lenders” (as defined in the Credit Agreement).

6.	Miscellaneous.

(a)	THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(b)	The captions and headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(c)	This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the Signature Laws, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party (whether such signature is with respect to this Amendment or any notice, officer’s certificate or other ancillary document delivered pursuant to or in connection with this Amendment) and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

[SIGNATURES FOLLOW]

Flexshopper-Waterfall – Amendment No. 2 to

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

ADMINISTRATIVE AGENT and LENDER:

POWERSCOURT INVESTMENTS 50, LP

By:	Powerscourt Investments GP, LLC, as General Partner

By:	Maples Fiduciary Services (Delaware) Inc., as Managing Member

By:	/s/ Scott Huff
Name:	Scott Huff
Title:	Authorized Signatory

COMPANY:

By:	/s/ H. Russell Heiser, Jr.
Name:	H. Russell Heiser, Jr.
Title:	Chief Executive Officer

APPENDIX A

TO CREDIT AGREEMENT

Commitments

Lender	Commitment
Powerscourt Investments 50, LP	$200,000,000
Total:	$200,000,000

Schedule 1-A

Date	Minimum Liquidity	Minimum Unrestricted Cash
March 2024	$1,500,000	$500,000
April 2024	$2,500,000	$1,500,000
May 2024	$2,500,000	$1,500,000
June 2024	$3,500,000	$2,500,000
July 2024	$3,500,000	$2,500,000
August 2024	$4,000,000	$3,000,000
September 2024	$4,000,000	$3,000,000
October 2024	$4,500,000	$3,500,000
November 2024	$4,500,000	$3,500,000
December 2024	$5,000,000	$4,000,000
January 2025	$5,000,000	$4,000,000
February 2025	$6,000,000	$4,500,000
March 2025	$6,000,000	$4,500,000
April 2025 and each month thereafter	The greater of (x) $7,500,000 and (y) 5% of the Total Utilization of Commitments	$5,000,000